  Exhibit 99.1

  APOLLO MEDICAL HOLDINGS REPORTS REVENUE OF $130.0 MILLION FOR THE SECOND QUARTER OF 2019

Alhambra, CA– (PR Newswire) – August 9, 2019 – Apollo Medical Holdings, Inc. (“ApolloMed” or the “Company”) (NASDAQ: AMEH), an integrated population health management company, announced its consolidated financial results for the quarter ended June 30, 2019 today.

Financial Highlights for the Quarter Ended June 30, 2019 compared to the Quarter Ended June 30, 2018:

●	Total revenue of $130.0 million for the quarter ended June 30, 2019 as compared to total revenue of $122.7 million for the quarter ended June 30, 2018, an increase of 6%.

●	Income from operations of $14.7 million for the quarter ended June 30, 2019 as compared to income from operations of $7.1 million for the quarter ended June 30, 2018, an increase of 107%.

●	Net income of $10.7 million for the quarter ended June 30, 2019 as compared to net income of $7.9 million for the quarter ended June 30, 2018, an increase of 35%.

●
Net income attributable to Apollo Medical Holdings, Inc. of $3.5 million for the quarter ended June 30, 2019 as compared to net income of $2.7 million for the quarter ended June 30, 2018, an increase of 30%.

●
Net income attributable to Apollo Medical Holdings, Inc. was $3.5 million for the quarter ended June 30, 2019, an increase of $3.4 million as compared to net income attributable to Apollo Medical Holdings, Inc. of $0.1 million for the quarter ended March 31, 2019.

“We are very pleased with the progress of our long-term growth initiatives, especially with our successful acquisition of Alpha Care Medical Group in the second quarter, which demonstrated our continued commitment to external growth through the successful execution of our acquisition strategy. While our management team is laser-focused on the integration of Alpha Care Medical Group, we continue to actively evaluate our pipeline of acquisition opportunities,” said Kenneth Sim, M.D., Executive Chairman of ApolloMed.

For more details on ApolloMed’s June 30, 2019 quarter end results, please refer to the Company’s Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.

APOLLO MEDICAL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2019	December 31, 2018

Assets

Current assets
Cash and cash equivalents	$52,726,305	$106,891,503
Restricted cash	3,537,470	—
Investment in marketable securities	1,149,828	1,127,102
Receivables, net	16,707,314	7,127,217
Receivables, net – related parties	64,057,647	49,328,739
Other receivables	12,900,211	1,003,133
Prepaid expenses and other current assets	10,121,935	7,385,098
Loan receivable – related parties	6,425,000	—

Total current assets	167,625,710	172,862,792

Noncurrent assets
Land, property and equipment, net	12,101,373	12,721,082
Intangible assets, net	109,069,858	86,875,883
Goodwill	209,313,824	185,805,880
Loans receivable – related parties	17,500,000	17,500,000
Investment in other entities – equity method	35,903,041	34,876,980
Investment in a privately held entity that does not report net asset value per share	405,000	405,000
Restricted cash	740,212	745,470
Right-of-use assets	14,319,371	—
Other assets	1,351,579	1,205,962

Total noncurrent assets	400,704,255	340,136,257

Total assets	$568,329,965	$512,999,049

	June 30, 2019	December 31, 2018

Liabilities, Mezzanine Equity and Stockholders’ Equity

Current liabilities

Accounts payable and accrued expenses	$30,658,273	$25,075,489
Fiduciary accounts payable	1,798,807	1,538,598
Medical liabilities	42,942,898	33,641,701
Income taxes payable	—	11,621,861
Bank loan	—	40,257
Finance lease obligation	101,741	101,741
Lease liabilities	2,836,010	—

Total current liabilities	78,337,729	72,019,647

Noncurrent liabilities
Lines of credit – related party	44,600,000	13,000,000
Deferred tax liability	26,651,678	19,615,935
Liability for unissued equity shares	1,185,025	1,185,025
Finance lease obligation	466,771	517,261
Lease liabilities	11,416,750	—

Total noncurrent liabilities	84,320,224	34,318,221

Total liabilities	162,657,953	106,337,868

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	219,582,512	225,117,029

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of all preferred stock, including Series B Preferred stock); 1,111,111 issued and zero outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of all preferred stock, including Series A Preferred stock); 555,555 issued and zero outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Common stock, par value $0.001; 100,000,000 shares authorized, 34,638,812 and 34,578,040 shares outstanding, excluding 1,944,054 and 1,850,603 treasury shares, at June 30, 2019 and December 31, 2018, respectively	34,639	34,578
Additional paid-in capital	163,891,845	162,723,051
Retained earnings	21,473,083	17,788,203
	185,399,565	180,545,832

Noncontrolling interest	689,935	998,320

Total stockholders’ equity	186,089,500	181,544,152

Total liabilities, mezzanine equity and stockholders’ equity	$568,329,965	$512,999,049

   APOLLO MEDICAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Capitation, net	103,223,692	90,316,182	174,740,470	176,221,466
Risk pool settlements and incentives	11,191,050	13,866,217	21,284,891	31,852,953
Management fee income	10,352,619	12,371,608	19,349,219	24,446,180
Fee-for-service, net	3,878,428	4,563,712	7,959,102	10,800,340
Other income	1,403,777	1,548,812	2,473,055	3,268,838

Total revenue	130,049,566	122,666,531	225,806,737	246,589,777

Operating expenses
Cost of services	101,363,101	99,705,571	184,795,575	184,320,257
General and administrative expenses	11,817,555	10,893,135	22,081,515	22,441,474
Depreciation and amortization	4,454,571	4,918,078	8,872,152	9,976,590
Provision for doubtful accounts	(2,314,429)	—	(1,363,415)	—

Total expenses	115,320,798	115,516,784	214,385,827	216,738,321

Income from operations	14,728,768	7,149,747	11,420,910	29,851,456

Other income (expense)
(Loss) income from equity method investments	(42,282)	1,669,861	(891,939)	1,641,837
Interest expense	(311,049)	(110,683)	(522,028)	(195,684)
Interest income	473,664	492,723	796,672	762,541
Other income	24,229	187,752	211,345	275,745

Total other income (expense), net	144,562	2,239,653	(405,950)	2,484,439

Income before provision for income taxes	14,873,330	9,389,400	11,014,960	32,335,895

Provision for income taxes	4,209,399	1,523,807	2,801,158	8,752,647

Net income	10,663,931	7,865,593	8,213,802	23,583,248

Net income attributable to noncontrolling interests	7,118,715	5,201,491	4,528,922	18,758,691

Net income attributable to Apollo Medical Holdings, Inc.	$3,545,216	$2,664,102	$3,684,880	$4,824,557

Earnings per share – basic	$0.10	$0.08	$0.11	$0.15

Earnings per share – diluted	$0.09	$0.07	$0.10	$0.13

Weighted average shares of common stock outstanding – basic	34,540,059	32,674,459	34,518,461	32,548,662

Weighted average shares of common stock outstanding – diluted	37,962,555	37,850,679	37,896,837	37,935,773

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net (loss) income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income. Effective June 1, 2019 the condensed consolidated balance sheet as of June 30, 2019 and condensed consolidated statements of income for the three and six months ended June 30, 2019, also includes the accounts of Alpha Care Medical Group, Inc.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 480,212 shares of ApolloMed’s common stock to be issued as part of the merger (the “Merger”) involving ApolloMed and Network Medical Management, Inc. (“NMM”) in 2017 are subject to ApolloMed receiving from certain former NMM shareholders a properly completed letter of transmittal (and related exhibits) before such former NMM shareholders may receive their pro rata portion of ApolloMed common stock and warrants. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the Merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and the Company is legally obligated to issue these shares as of the closing of the Merger.

Shares of ApolloMed’s common stock owned by Allied Physicians of California IPA, a Professional Medical Corporation, (d.b.a. Allied Pacific of California IPA), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated independent practice associations (“IPAs”) and management services organizations (“MSOs”), is working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes NMM (MSO), Apollo Medical Management, Inc. (MSO), ApolloMed Hospitalists, a Medical Corporation, (hospitalists), APA ACO, Inc. (NGACO), Allied Physicians of California IPA (IPA), Alpha Care Medical Group, Inc. (IPA) and Apollo Care Connect, Inc. (Digital Population Health Management Platform).  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s continued growth, acquisition strategy, ability to delivery sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the US Securities and Exchange Commission (the "SEC"), including, without limitation the risk factors discussed in the Company's Annual Report on Form 10-K filed with the SEC on March 18, 2019.

FOR MORE INFORMATION, PLEASE CONTACT:

Eric Chin
Chief Financial Officer
Apollo Medical Holdings, Inc.
(626) 943-6008
Eric.Chin@nmm.cc